AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT, dated as of the 25th  day of January, 2013, to the Transfer Agent Servicing Agreement dated as of June 29, 2000, as amended (the "Agreement"), is entered into by and between ALLIED ASSET ADVISOR FUNDS, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 9 of the Transfer Agent Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

ALLIED ASSET ADVISOR FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Mohamad Nasir	By: /s/ Michael R. McVoy

Name: Mohamad Nasir	Name: Michael R. McVoy

Title: General Manager	Title: Executive Vice President

Amended Exhibit A to the Transfer Agent Agreement – Allied Asset Advisors Funds
TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE at February 1, 2013 Separate Series of Allied Asset Advisors Funds
Service Charges to the Fund*
Shareholder Account Fee (Subject to Minimum)
    ♦ No-Load  - $____/account
    Annual Minimum $____ Class K

Activity Charges
    ♦ Telephone Calls - $____ /call
    ♦ Draft Check Processing - $____ /draft
    ♦ Daily Valuation Trades - $____ /trade
    ♦ Omnibus Account Transactions
                 $____ each – first 100 transactions
                 $____ each – next 400 transactions
                 $____ each – next 1,500 transactions
                 $____ each – next 3,000 transactions
                 $____ each – balance of transactions
         CCO Support Services - $____ per year
    ♦ Lost Shareholder Search - $____ /search
    ♦ AML Base Service (excl Level 3 accounts)
         0-999 accounts - $____/year
        1,000-4,999 accounts - $____/year
         5,000-9,999 accounts - $____/year
         10,000+ accounts - $____/year
    ♦ AML New Account Service - $____/new domestic accounts
       and $____/new foreign account
    ♦ ACH/EFT Shareholder Services:
        $____ /month/fund group
        $____/ACH item, setup, change
        $____ /correction, reversal

Out-of-pocket Costs - Including but not limited to:
    ♦      Telephone toll-free lines, call transfers, etc.
    ♦      Mailing, sorting and postage
    ♦      Stationery, envelopes
    ♦      Programming, special reports
    ♦      Insurance, record retention, microfilm/fiche
    ♦      Proxies, proxy services
    ♦      ACH fees, NSCC charges

Service Charges to Investors
Qualified Plan Fees (Billed to Investors)
♦  $____ /qualified plan acct (Cap at $____/SSN)
♦  $____ /Coverdell ESA acct (Cap at $____/SSN)
♦  $____ /transfer to successor trustee
♦  $____ /participant distribution (Excluding SWPs)
♦  $____ /refund of excess contribution
Additional Shareholder Fees (Billed to Investors)
♦  $____ /outgoing wire transfer
♦  $____ /overnight delivery
♦  $____ /telephone exchange
♦  $____ /return check or ACH
♦  $____ /stop payment
♦  $____ /research request per account (Cap at $____/request) (For requested items of the second calendar year [or previous] to the request)
Technology Charges
1.   NSCC Service Interface – All NSCC Services
        ♦ Setup - $____ /fund group
2.   Telecommunications and Voice Services
        ♦ Service Setup - $____ ATT transfer connect
        ♦ VRU Setup - $____ /fund group
3. Fund Group Setup (first class) - $____ /fund group
4.   Fund Setup - $____ /fund/class (beyond first class)
5.   Development/Programming - $____ /hour
6. File Transmissions – subject to requirements
7. Selects - $____ per select
8. Extraordinary services – charged as incurred
         ♦ Conversion of Records (if necessary) – Estimate to be provided.
        ♦ Custom processing, re-processing
        ♦ All other extraordinary services
9. Report Source
        ♦  $0 to Setup (includes access to Fund Source)
        $0 monthly charge until assets reach $____
        Once assets reach $____, charge $____/ID/month
10. Cost Basis - $____/account/year

♦ Disaster recovery – per open account
♦ All other out-of-pocket expenses

Fees are billed monthly